Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of July 6, 2017, is by and among Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, shares of the Company’s Common Stock (as defined herein), as more fully described in this Agreement (the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acceptable Insurance Carrier” means a financially sound and reputable insurance company authorized and licensed to do business in each jurisdiction where the Subject Companies conduct business with a minimum “A” rating from A.M. Best or an equivalent rating from any other comparable insurance ratings bureaus, or other insurance companies of recognized responsibility satisfactory to the Purchasers.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, (i) no individual shall be deemed an Affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such Person and (ii) the Purchasers shall not be deemed Affiliates of the Subject Companies.

“Agreement” has the meaning set forth in the opening paragraph hereof.

“Authorizations” means all permits, licenses, orders, approvals, consents, exemptions, rulings, decrees, tariffs, filings, certifications, franchises, building permits, plot plan approvals, subdivision approvals, site plan reviews, environmental approvals (including an environmental impact statement or other reviews or environmental assessment report required under Environmental Laws), sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlement, drilling permits and other authorizations, whether now existing or hereafter issued to, or obtained by, any Subject Company that, (i) relate to or concern in any way the business of any of the Subject Companies, any of the transactions contemplated hereby or by any Transaction Document and (ii) are given or issued by any Governmental Authority.

“Board of Directors” means the board of directors of the Company.

“Business Agreement” means each indenture, mortgage, deed of trust, contract, undertaking, agreement, lease, easement or other instrument to which any Subject Company is or becomes a party or by which any Subject Company, any Subject Company Property or any Subject Company’s Equity Interests are or become bound or to which any Subject Company, any Subject Company Property or any Subject Company’s Equity Interests are or become subject.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(d).

“Buy-In Price” has the meaning set forth in Section 4.1(d).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” has the meaning set forth in the opening paragraph hereof.

“Company Counsel” means Vinson & Elkins L.L.P.

“Company Covered Persons” has the meaning set forth in Section 3.1(b)(xvii).

“Company’s Nevada Counsel” means Woodburn and Wedge.

“Contingent Obligation,” as applied to any Person, means any direct or indirect obligation or other liability, contingent or otherwise (an “obligation”) of that Person:

(i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring such obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof; or

(ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings.

Contingent Obligations shall include:

(i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another;

(ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other parties to an agreement; and

(iii) any obligation of such Person for the obligation of another through any agreement (contingent or otherwise) to: (A) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise); or (B) maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under this clause (iii), the primary purpose or intent thereof is as described in the preceding sentence.

“Defense Article” has the meaning set forth in Section 3.1(o)(iii).

“Disclosure Schedules” means the schedule(s), if any, to this Agreement delivered pursuant to Section 3.1.

“Disqualification Event” has the meaning set forth in Section 3.1(b)(xvii).

“EAR” has the meaning set forth in Section 3.1(o)(iii).

“Eco-Stim Argentina” means EcoStim Energy Solutions Argentina S.A., a sociedad anónima incorporated under the Laws of Argentina.

“EcoStim Texas” means EcoStim, Inc., a Texas corporation.

“Effective Date” means the earliest of (i) the date on which the initial Registration Statement filed pursuant to the Registration Rights Agreement has been declared effective by the SEC, (ii) the first date on which all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information provisions set forth in Rule 144 and without volume or manner-of-sale restrictions or (iii) the first date after the one year anniversary of the Closing Date, provided that (with respect to clause (iii)) (A) a holder of Registrable Securities is not an affiliate of the Company (as defined in Rule 144), (B) all of the Registrable Securities may be sold pursuant to an exemption from registration under the Securities Act and (C) Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Registrable Securities pursuant to such exemption, which opinion shall be in form and substance reasonably acceptable to such holders.

“Employee Benefit Plan” means each material written plan, program, policy, agreement (including any employment agreement), or other arrangement providing for compensation, severance, termination pay, performance awards, equity or equity related awards, fringe benefits or other employee benefits of any kind as defined in Section 3(3) of ERISA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including personal injury (including death), property damage, contribution, indemnity, indirect or consequential damages, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or operating restrictions, in each case relating to, resulting from or in connection with Hazardous Materials or the violation or alleged violation of any Environmental Law and relating to any Subject Company or any Subject Company Property.

“Environmental Laws” means all applicable current or future federal, state, regional, municipal and local Laws contained in any statutes, ordinances, orders, rules, regulations, judgments, approvals, permits and drilling permits, as interpreted by the relevant Governmental Authorities, whether of the United States, Argentina or any other nation or jurisdiction, relating to:

(i) environmental matters, including those relating to fines, injunctions, penalties, damages, monetary contribution, cost recovery compensation, losses or injuries resulting from a Release or threatened Release;

(ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or

(iii) occupational safety and health, industrial hygiene, or the protection of human, plant or animal health or welfare, in any manner applicable to any Subject Company or any properties of any of the foregoing, including the following Laws of Argentina: Law 25,675 (General Environmental Law), Law 24,501 (Hazardous Waste Law), and general regulations and minimum standards specifically applicable to hydrocarbon activities issued by the Argentine National Secretariat of Energy while exercising the powers delegated by law to that effect (including Resolutions 105/92, 25/04, 341/93, 342/93, 143/98, 5/96 and 318/10), as well as all regulations promulgated thereunder, and any analogous future or present local, state or federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase, subscription or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” as applied to any Person means:

(i) corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member;

(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and

(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

Any former ERISA Affiliate of any Subject Company shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of any Subject Company and with respect to liabilities arising after such period for which any Subject Company could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means:

(i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) days’ notice to the PBGC has been waived by regulation);

(ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure by a Subject Company or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan;

(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA;

(iv) the withdrawal by a Subject Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA;

(v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

(vi) the imposition of liability on a Subject Company or any of its ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(vii) the withdrawal of a Subject Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by a Subject Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA;

(viii) the occurrence of an act or omission which could give rise to the imposition on a Subject Company or any of its ERISA Affiliates of fines, penalties, Taxes or related charges under Chapter 43 of the Internal Revenue Code other than Sections 4977, 4979, 4980B or 4980D or under Sections 409, 502(i) or 502(l) of ERISA in respect of any Employee Benefit Plan;

(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against a Subject Company or any of its ERISA Affiliates in connection with any Employee Benefit Plan;

(x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or

(xi) the imposition of a Lien against any Subject Company, any of its ERISA Affiliates or any of their respective assets pursuant to Sections 412 or 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” mean generally accepted accounting principles in the United States, as consistently applied by the Company

“Governmental Authority” means any court, agency, authority, board, bureau, commission, department, regulatory or administrative body (including the SEC and Nasdaq), office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any self-regulatory organization or trade association, in each case, whether now or hereafter in existence.

“Hazardous Materials” means:

(i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances” or any other formulations intended to define, list or classify substances as hazardous under any applicable Environmental Laws;

(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;

(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

(iv) any flammable substances or explosives;

(v) any radioactive materials;

(vi) asbestos in any form;

(vii) urea formaldehyde foam insulation;

(viii) electrical equipment which contains any dielectric fluid containing polychlorinated biphenyls;

(ix) pesticides; and

(x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or under any Environmental Law.

“Indebtedness” means, as applied to any Person, without duplication:

(i) all obligations for borrowed money (and any notes payable, drafts accepted, letters of credit or similar instruments representing extensions of credit whether or not representing obligations for borrowed money) whether for principal, interest, fees or otherwise;

(ii) any obligation owed in respect of the deferred purchase price of property (or the cost of construction thereon or improvements thereto) or services (excluding any obligations to suppliers of goods or services, contractors, materialmen, repairmen and the like which are unsecured, are incurred in the ordinary course of business on normal trade terms, are not evidenced by a note or similar instrument, are due in full no later than forty-five (45) days after the date incurred and are paid when due in accordance with such terms);

(iii) any unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA);

(iv) any obligation secured by a Lien in respect of property owned or held by such Person, regardless of whether such Person has assumed or become liable for the payment of such obligation;

(v) any obligation of such Person created or arising under any conditional sale agreement or other title retention agreement; and

(vi) that portion of the obligations of such Person with respect to any lease of any property (whether real, personal or mixed) by that Person as lessee that is accounted for as a capital lease that is properly classified as a liability on the balance sheet in accordance with GAAP as applied to such Person.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended

“ITAR” has the meaning set forth in Section 3.1(o)(iii).

“Law” means any applicable common law and any constitutional provision, statute or other law, rule, treaties, regulation, permits, licenses, approvals, interpretations, code, order, ordinance or interpretation of any of the foregoing by any Governmental Authority, whether foreign or domestic, including any Environmental Law, and any orders or decrees of any court or arbitrator.

“Legend Removal Date has the meaning set forth in Section 4.1(c).

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement granting any security interest).

“LS” means Lowenstein Sandler LLP, with offices located at 1251 Avenue of the Americas, New York, New York 10020.

“Majority Purchasers” means any combination of one or more of the Purchasers (together with any transferees thereof who have acquired such Securities other than pursuant to an effective registration statement or Rule 144) who acquire a majority of the Securities issued at the Closing,

“Material Adverse Effect” means the occurrence of any of the following:

(i) a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) of the Subject Companies, taken as a whole; or

(ii) a material adverse effect on the ability of the Company to perform its obligations hereunder.

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“Money Laundering Laws” has the meaning ascribed to such term in Section 3.1(o)(ii).

“OFAC” has the meaning set forth in Section 3.1(o)(iii).

“Organizational Documents” means:

(i) in the case of any corporation, the articles or certificate of incorporation and bylaws of such corporation;

(ii) in the case of any partnership, the partnership agreement of such partnership and, if applicable, the certificate of formation;

(iii) in the case of a limited liability company, the regulations, operating agreement or limited liability company agreement and the certificate or articles of formation; or

(iv) in the case of any such Person described above in this definition, or any other form of entity, any similar constitutive documents of such Person.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Contest Procedures” means a contest by any Person, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any requirement of Law, Tax, assessment, fee, governmental charge or levy or any Lien or other claim, payment or matter (legal, contractual or other) by appropriate proceedings if:

(i) the Person contesting such claim diligently pursues such contest;

(ii) the Person contesting such claim sets aside adequate cash reserves with respect to the contested claim to the extent required by GAAP;

(iii) during the period of such contest the enforcement of any contested claim or requirement of Law or any Lien on any asset of a Subject Company imposed in connection therewith is effectively stayed;

(iv) such contest does not involve, (A) any material risk or danger of foreclosure, sale, forfeiture or loss of, or any material risk or material danger of the imposition of a Lien on, any of the Subject Company Properties or any material portion thereof; (B) any material risk or danger of any impairment of the ownership of any of the Subject Company Properties or any material risk or material danger of any impairment of the use, operation or maintenance thereof in material respect; (C) any material risk or danger of any criminal or civil liability being incurred by any Purchaser (whether or not material); and (D) any material risk or material danger of resulting in any other Material Adverse Effect; and

(v) after the resolution of any such contest, such contested claim, together with any interest or penalties thereon, shall be paid in full.

“Permitted Lien” means any of the following types of Liens (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA and any Lien relating to or imposed in connection with any Environmental Claim):

(i) Liens for Taxes, assessments or governmental charges or claims that are not yet delinquent or the payment of which are being contested in accordance with Permitted Contest Procedures;

(ii) Liens, pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, surety and appeal bonds, leases, and performance bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money);

(iii) judgment Liens that are not material in amount, that have been bonded and that are being contested in accordance with Permitted Contest Procedures;

(iv) statutory Liens of landlords, statutory Liens of banks and rights of set-off, mechanics’ and materialmen’s liens, and other Liens imposed by applicable Law, in each case arising in the ordinary course of business in respect of sums not yet delinquent or sums which are being contested in accordance with Permitted Contest Procedures; and

(v) easements or other matters affecting the real property of a Subject Company which do not constitute Liens securing any monetary obligations, do not materially detract from the value or marketability of such property and which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

“Per Share Purchase Price” equals $1.50.

“Person” or “Persons” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” has the meaning set forth in Section 4.2(b).

“Public Information Failure Payments” has the meaning set forth in Section 4.2(b).

“Purchaser” and “Purchasers” have the meanings set forth in the opening paragraph hereof.

“Purchaser Party” has the meaning set forth in Section 4.8.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchasers, in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Securities.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water, groundwater or property.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.1(b)(x).

“SEC Financial Statements” has the meaning set forth in Section 3.1(b)(x).

“Securities” has the meaning set forth in the recital to this Agreement.

“Securities Act” has the meaning set forth in the recital to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subject Companies” means the Company and each direct and indirect Subsidiary of the Company.

“Subject Company Properties” means any and all facilities and other assets and real and personal property (including all buildings, fixtures or other improvements located on any real property) now, hereafter or heretofore owned, leased, operated or used by any Subject Company, including facilities and other assets and real and personal property located in Argentina or in the United States.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Securities purchased hereunder as specified below such Purchaser’s name on the applicable signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means, as applied to any Person:

(i) any corporation, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(ii) any partnership or limited liability company of which: (a) more than fifty percent (50%) of the economic interests are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) which such Person or one or more of the other Subsidiaries of that Person or a combination thereof controls (including any Person in which such Person or one or more other subsidiaries of that Person or a combination thereof own or control more than fifty percent (50%) of the general partner or managing member interests).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Tax Returns” has the meaning set forth in Section 3.1(g).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 250 Royall Street, Canton, MA 02021, Attn: Dmitriy Podolny, and any successor transfer agent of the Company.

“Viking Rock” means Viking Rock AS, a private limited liability joint-stock company (aksjeselskap) incorporated under the Laws of the Kingdom of Norway.

“Viking Rock Holding” means Viking Rock Holding AS, a private limited liability joint-stock company (aksjeselskap) incorporated under the Laws of the Kingdom of Norway.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. The closing of the purchase and sale of Securities hereunder shall occur substantially concurrent with the execution and delivery of this Agreement by the parties hereto at the New York City offices of LS (1251 Avenue of the Americas, New York, New York 10020) or at such other time and location as the parties shall mutually agree, upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 (the “Closing”). At the Closing, on the Closing Date, upon the terms and subject to the conditions set forth herein:

(a) the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, a number of shares of Common Stock (rounded down to the nearest whole number) equal to the Subscription Amount set forth below such Purchaser’s name on the applicable signature page of this Agreement divided by the Per Share Purchase Price; and

(b) to effect the purchases and sales described in Section 2.1(a), (i) each Purchaser shall deliver to the Company, via wire transfer, to an account designated by the Company at least two (2) Business Days prior to the Closing Date, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the applicable signature page of this Agreement, (ii) the Company shall deliver to each Purchaser the number of shares of Common Stock described in Section 2.1(a) and (iii) the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form agreed to by Company Counsel and LS;

(iii) a legal opinion of Company Nevada Counsel, substantially in the form agreed to by Company Nevada Counsel and LS;

(iv) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate or uncertificated indicia evidencing a number of shares of Common Stock equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser; and

(v) the Registration Rights Agreement duly executed by the Company.

(b) On or prior to the Closing Date, each Purchaser agrees, severally and not jointly, to deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the account specified by the Company;

(iii) a Form W-9, or W-8-IMY, as applicable, executed by such Purchaser; and

(iv) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Purchasers contained herein shall be true, accurate and complete in all material respects (other than representations that are qualified as to materiality or a Material Adverse Effect which shall be true, accurate and complete in all respects) on the Closing Date (unless made as of a specific date, in which case, such truth, accuracy and completeness shall be measured as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) each Purchaser shall have delivered the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Company contained herein shall be true, accurate and complete in all material respects (other than representations that are qualified as to materiality or a Material Adverse Effect which shall be true, accurate and complete in all respects) on the Closing Date (unless made as of a specific date, in which case, such truth, accuracy and completeness shall be measured as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the Company shall have delivered the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows, subject only to the exceptions, if any, as are set forth in a section of the Disclosure Schedules which corresponds to the Section of this Article III which such Disclosure Schedule section modifies:

(a) Ownership and Organization.

(i) The Company. All Equity Interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as may be disclosed in the Company’s SEC Documents:

(A) none of the Subject Companies’ capital stock or other Equity Interests (if any) is subject to preemptive rights or any other similar rights or any Liens or other encumbrances;

(B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Equity Interest in the Company or in any of the other Subject Companies, or contracts, commitments, understandings or arrangements by which the Company or any of the other Subject Companies is or may become bound to issue additional Equity Interests of the Company or any of the other Subject Companies or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Equity Interests of the Company (other than equity awards as disclosed in Section 3.1(b)(v) below) or any of the other Subject Companies;

(C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of the other Subject Companies or by which the Company or any of the other Subject Companies is or may become bound;

(D) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, naming the Company or any of the other Subject Companies as debtor or otherwise filed against any Subject Company;

(E) there are no agreements or arrangements under which the Company or any of the other Subject Companies is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement);

(F) there are no outstanding securities or instruments of the Company or any of the other Subject Companies that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the other Subject Companies is or may become bound to redeem a security of the Company or any of the other Subject Companies;

(G) no Subject Company has securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities;

(H) no Subject Company has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(I) the Company and the other Subject Companies have no liabilities or obligations required to be disclosed in the SEC Documents that are not so disclosed in the SEC Documents.

The Company has furnished or made available to the Purchasers true, correct and complete copies of the Company’s articles of incorporation, as amended and as in effect on the date hereof, and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(ii) Other Subject Companies. The Company has no direct or indirect Subsidiaries other than EcoStim Texas, Viking Rock Holding, Viking Rock and Eco-Stim Argentina. The Company directly owns one hundred percent (100%) of the Equity Interests in Viking Rock Holding, one hundred percent (100%) of the Equity Interests in EcoStim Texas and ninety percent (90%) of the Equity Interests in Eco-Stim Argentina, Viking Rock Holding directly owns 100% of the Equity Interests in Viking Rock and EcoStim Texas directly owns ten percent (10%) of the Equity Interests in Eco-Stim Argentina, in each case free and clear of all Liens other than Permitted Liens. The Equity Interests of each Subject Company (other than the Company) have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, convertible securities or similar rights that entitle or could entitle any Person to any Equity Interest in any such Subject Company (other than equity awards as disclosed in Section 3.1(b)(v) below).

(iii) Organization and Qualification. Each Subject Company is duly organized, validly existing and in good standing (or in the case of any Subject Company not organized under the Laws of the United States, such Subject Company has the equivalent status) under the Laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted and proposed to be conducted and, in the case of the Company, to execute, deliver and perform each of the Transaction Documents. Each Subject Company is duly qualified to do business and in good standing in every jurisdiction where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not and could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization.

(i) Authorization of Issuance. The execution, delivery and performance of each of the Transaction Documents by the Company and the issuance of the Securities by the Company in accordance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Registration Rights Agreement has been amended and restated in accordance with the terms applicable thereto immediately prior to its amendment and restatement.

(ii) No Conflict. The execution, delivery and performance by the Company of each Transaction Document and the issuance of the Securities by the Company in accordance with the terms of this Agreement do not and will not:

(A) violate in any material respect any provision of any Law applicable to the Subject Companies, any Organizational Document of any of the Subject Companies, or any order, judgment or decree of any Governmental Authority binding on any Subject Company;

(B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of any Subject Company, except to the extent as could not be reasonably expected to result in a Material Adverse Effect;

(C) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any properties or assets of any Subject Company, other than Permitted Liens; or

(D) require any approval of shareholders, members or partners or any approval or consent of any other Person under any contractual obligation of any Subject Company.

(iii) Government Consents. The execution, delivery and performance by the Company of each of the Transaction Documents do not and will not require on the part of the Company any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, other than the filing of a Form D and Current Report on Form 8-K with the SEC. The Nasdaq Stock Market has approved the Company’s application for listing of the Securities to be issued at the Closing in accordance with this Agreement in accordance with The Nasdaq Listing Rules, and all fees required by Nasdaq to be paid in connection therewith have been paid by the Company. The Nasdaq Stock Market has not objected to the transactions contemplated by this Agreement.

(iv) Binding Obligation. Each of the Transaction Documents is the legally valid and binding obligation of the Company, enforceable against it in accordance with its respective terms except (A) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally, (B) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefore may be brought, and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(v) Issuance of Common Stock.

(A) The authorized capital stock of the Company consists of 50,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued and outstanding or reserved for future issuance, and 200,000,000 shares of Common Stock, par value $0.001 per share, of which a total of 44,783,376 shares are issued and outstanding, a total of 5,361,532 shares are reserved for issuance pursuant to outstanding stock awards or similar equity awards, and a total of 1,355,510 shares are unreserved and available for future issuance. Upon issuance of the Securities pursuant to the terms of this Agreement, such Securities will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, Taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of each of the representations and warranties of the Purchasers set forth in Section 3.2, the offer and issuance by the Company of the Securities are exempt from registration under the Securities Act.

(B) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (1) in accordance with the terms of the Company’s stock option plan and (2) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects. The Company has not issued any Equity Interests for purposes of compensation to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(vi) Acknowledgment Regarding the Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement or the Registration Rights Agreement and the transactions contemplated hereby and thereby, and any advice given by any of the Purchasers or any of their representatives or agents in connection with the this Agreement or the Registration Rights Agreement and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement and the Registration Rights Agreement has been based solely on an independent evaluation by the Company and its representatives.

(vii) Special Committee. The Company’s execution, delivery and performance of this Agreement and the Company’s issuance of the Securities pursuant to the terms of this Agreement were approved by a duly established special committee of the Company’s Board of Directors consisting solely of individuals who are, in the opinion of the Company’s Board of Directors, disinterested with respect to the transactions contemplated hereby. Such committee received, among other things, an opinion letter from FBR Markets & Co., financial advisor to the special committee, to the effect that the issuance of the Securities pursuant to the terms of this Agreement is fair to the Company from a financial point of view.

(viii) No General Solicitation. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities hereunder.

(ix) No Integrated Offering. None of the Company, its Subsidiaries, any of their Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of such securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions. For purposes of Nasdaq’s Rule 5635(d), the Per Share Purchase Price is not less than the greater of the market price per share of Common Stock and book value per share of the Common Stock, as measured pursuant to such Rule.

(x) SEC Documents; Financial Statements. Since December 11, 2013, the Company (and its predecessor) has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Purchasers or theirs respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (A) as may be otherwise indicated in such financial statements or the notes thereto, or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows of the Company for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading (it being recognized that financial projections or forecasts by or on behalf of the Company are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company is not currently contemplating to amend or restate any of the financial statements (including without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “SEC Financial Statements”), nor is the Company currently aware of facts or circumstances that would require the Company to amend or restate any of the SEC Financial Statements, in each case, in order for any of the SEC Financial Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the SEC Financial Statements or that there is any need for the Company to amend or restate any of the SEC Financial Statements.

(xi) Sarbanes-Oxley Act. The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof and are applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(xii) Transactions With Affiliates. Except as disclosed in the SEC Documents or on Schedule 3.1(b)(xii), as of the date hereof, none of the officers, directors or employees of the Company or any other Subject Company is a party to any transaction with the Company or any other Subject Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any other Subject Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(xiii) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(xiv) Off Balance Sheet Arrangements. Except as set forth in the SEC Documents, there is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(xv) Management. Except as disclosed in the SEC Documents, no current or, to the knowledge of the Company, former officer or director of the Subject Companies since December 11, 2013, has during the past five (5) year period:

(A) been the subject of a petition under bankruptcy Laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(B) been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(C) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) engaging in any type of business practice; or

(3) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities Laws or commodities Laws;

(D) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in Section 3.1(b)(xv)(C), or to be associated with persons engaged in any such activity;

(E) been the subject of a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(F) been the subject of a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(xvi) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Subject Companies and the Subject Companies are current with respect to any fees owed to their accountants and lawyers which could affect the Company’s ability to perform any of its obligations under the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(xvii) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Regulation D under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (collectively “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(xviii) Other Covered Persons. Except as disclosed on Schedule 3.1(b)(xviii), the Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchasers or potential purchasers in connection with the sale of any Securities.

(c) Contingent Liabilities, Long Term Commitments. No Subject Company has any Contingent Obligation, contingent liability or liability for Taxes, long-term lease or forward or long-term commitment that is not reflected in the financial statements described in Section 3.1(b)(x) or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Subject Companies, taken as a whole.

(d) No Changes. Since December 31, 2016, no event, change or development has occurred with respect to any Subject Company that has caused or could reasonably be expected to cause a Material Adverse Effect.

(e) Title to Properties and Assets, Liens. Each of the Subject Companies has good, marketable and legal title (or in the case of leased properties and assets, good, marketable and legal leasehold interests) to all of its respective properties and assets, including all its real and personal properties material to its business, in each case, free and clear of all Liens, other than Permitted Liens and except to the extent that the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Litigation and Compliance with Law.

(i) Except as set forth on Schedule 3.1(f), there is no action, suit, Proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Subject Company) at Law or in equity or before or by any arbitrator or Governmental Authority pending or, to the best knowledge of the Company, threatened, (A) against or affecting any Subject Company or the assets or properties of any Subject Company, that could reasonably be expected to have, in any individual case or in the aggregate, a Material Adverse Effect or (B) questioning the validity or enforceability or otherwise affecting this Agreement or the registration Rights Agreement. None of the actions, suits, Proceedings, arbitrations and governmental investigations set forth on Schedule 3.1(f) could reasonably be expected to have, in any individual case or in the aggregate, a Material Adverse Effect.

(ii) No Subject Company is, nor immediately after the Closing will be, (A) in violation in any material respect of any applicable Law, or (B) in default with respect to any final judgment, writ, injunction or decree of any Governmental Authority.

(g) Taxes. All federal, state, local and foreign income and franchise and other tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Subject Company have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any liability may be added thereto for non-payment thereof except for those being contested in accordance with Permitted Contest Procedures or to the extent that such failure to pay such Taxes or file such Tax Returns could not be reasonably expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 3.1(g), no Tax Return is under audit or examination by any Governmental Authority and no written notice of such an audit or examination or any written assertion of any claim for Taxes has been given or made by any Governmental Authority. No Subject Company has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). Except as set forth on Schedule 3.1(g), no Subject Company has been a member of an affiliated, combined or unitary group other than the group of which a Subject Company is the common parent.

(h) Business Agreements and Performance of Contractual Obligations.

(i) Each Business Agreement required for the conduct of the business of the Subject Companies is in full force and effect.

(ii) No Subject Company is in default in any material respect in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any of its respective contractual obligations (other than such items that are being contested in accordance with Permitted Contest Procedures, the liability for which could not reasonably be expected to exceed $250,000 in the aggregate), and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

(iii) No Subject Company is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction that has, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(iv) All material licenses, patents or agreements with respect to the usage of technology or other property that are necessary for the conduct of the business of the Subject Companies have been obtained, are final and are in full force and effect, and all of the Subject Companies are in full compliance with the terms thereof. True, correct and complete copies of all such material licenses, patents or agreements have been made available to the Purchasers. There are no royalties or fees payable or to be payable under any such agreement.

(v) No Subject Company is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction that limits the ability of any Subject Company to make distributions or limits the ability of the Subject Companies to create Liens on its property or Equity Interests or contains a change of control provision.

(i) Regulation.

(i) None of the Subject Companies is an “investment company,” a company “controlled” by an “investment company” or an “investment advisor” within the meaning of the Investment Company Act.

(ii) The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code, and the Company shall so certify upon Purchaser’s request.

(j) ERISA.

(i) Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Subject Company and each of its ERISA Affiliates is in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, other than a Multiemployer Plan, and has performed all of its material obligations under each Employee Benefit Plan. Each Employee Benefit Plan, other than a Multiemployer Plan, is in substantial compliance with applicable Law (including ERISA and the Internal Revenue Code) and if such plan is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified and, to the knowledge of the Subject Companies, each Multiemployer Plan is in substantial compliance with applicable Law (including ERISA and the Internal Revenue Code) and if such plan is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

(ii) Except as, individually or in the aggregate, could not reasonably be expected to result in a material liability to the Subject Companies or any of their ERISA Affiliates, (A) no ERISA Event has occurred or is reasonably expected to occur and (B) there is no pending or, to the knowledge of the Company, threatened litigation relating to the Employee Benefits Plans. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Subject Company or any of its ERISA Affiliates. Neither any of the Subject Companies nor any of their ERISA Affiliates now, or at any time in the past six years, sponsors, monitors, contributes to or holds an obligation to contribute to a Pension Plan or Multiemployer Plan. None of the Subject Companies have any material unfunded liabilities with respect to any Employee Benefit Plans maintained outside of the United States primarily for the benefit of employees working outside of the United States.

(iii) The purchase of the Securities by the Purchasers hereunder will not result in any payments which would not be deductible under Section 280G of the Internal Revenue Code.

(k) Authorizations. All Authorizations necessary under applicable Laws to be obtained by Subject Companies for the conduct of its business have been duly obtained, were validly issued, are in full force and effect, are not subject to appeal, and are free from conditions or requirements compliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The information set forth in each application and all other written materials submitted by or on behalf of a Subject Company to the applicable Government Authority in connection with each such Authorization is accurate and complete in all material respects and does not omit to state any material fact necessary to make such information not misleading. The Subject Companies are in compliance in all material respects with the terms and conditions of each Authorization described in the first sentence hereof.

(l) Environmental Protection. Except as set forth on Schedule 3.1(l) and except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(i) the operations of each Subject Company (including all operations and conditions at or in the Subject Company Properties) comply in all respects with all Environmental Laws;

(ii) each Subject Company has timely applied for and diligently pursued issuance of or has obtained all Authorizations under Environmental Laws necessary for its respective operations as currently performed, and all such Authorizations are in good standing or reasonably expected to be issued with no interruption in operations, and each Subject Company is in compliance with the terms and conditions of such Authorizations;

(iii) no Subject Company has received (a) any written notice or claim to the effect that it is or may be liable to any Person or Governmental Authority as a result of or in connection with any Hazardous Materials or (b) written notice that the operations of any Subject Company is the subject of an investigation by a Governmental Authority relating to or in connection with any Hazardous Materials at any of the Subject Company Properties or at any other location;

(iv) none of the operations of any Subject Company are subject to any judicial or administrative Proceeding alleging the violation of or liability under any Environmental Laws;

(v) no Subject Company nor any of its respective operations is subject to any outstanding written order or agreement with any Governmental Authority or private party relating to (A) any Environmental Laws or (B) any Environmental Claims;

(vi) no Subject Company nor any predecessor of any Subject Company has notified any Governmental Authority under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any of the Subject Company Properties, except where such past or present treatment or Release is in compliance with applicable Laws;

(vii) there are not any, and there have been no, conditions, occurrences or Hazardous Materials that exist on, under or about any Subject Company Property in a manner that have a reasonable possibility of giving rise to an Environmental Claim and no Subject Company has notified any Governmental Authority of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim;

(viii) no Subject Company nor any of its respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim;

(ix) all underground storage tanks or surface impoundments at the Subject Company Properties are in compliance with Environmental Laws and none have leaked or are leaking;

(x) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Subject Company Property; and

(xi) compliance with all current Environmental Laws could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect.

Notwithstanding anything in this Section 3.1(l) to the contrary, no events or conditions have occurred or are occurring with respect to any Subject Company relating to any Environmental Law, any Release of Hazardous Materials, or any activity relating to Hazardous Materials, including any matter disclosed on Schedule 3.1(l), which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

(m) Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (i) there are no strikes, lockouts or other labor disputes pending or, to the knowledge of the Company, threatened against any Subject Company; (ii) hours worked by and wages paid to employees of each Subject Company have not violated the Fair Labor Standards Act of 1938, as amended, or any other applicable Laws; and (iii) all payments due in respect of employee health and welfare insurance from any Subject Company have been paid or properly accrued on the books of the relevant Subject Company.

(n) Financial Advisers, Finders and Brokers. No broker’s or finder’s fee or commission was or will be payable with respect to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby for which any Subject Company or Purchaser may have any liability, and the Company hereby indemnifies the Purchaser Parties against, and the Company agrees that it will hold the Purchaser Parties harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

(o) Compliance with Anti-Corruption, Money Laundering and Import Laws; Export Controls and Economic Sanctions

(i) Neither any Subject Company, nor any of the officers, directors, employees, agents, consultants, distributors, resellers, representatives, sales intermediaries or other Persons acting on behalf of any Subject Company, has: (A) directly or indirectly, given, promised, offered, authorized the offering of, or paid anything of value to any public official, in each case, for purposes of (1) influencing any act or decision of any public official in such official’s official capacity, (2) inducing such public official to do or omit to do any act in violation of such official’s lawful duty, (3) securing any improper advantage or (4) inducing such public official to use such official’s influence with a Governmental Authority, or commercial enterprise owned or controlled by any Governmental Authority (including state-owned or -controlled facilities), in order to assist such Subject Company in obtaining or retaining business; or (B) taken any action in violation of any applicable anti-corruption Law, including, without limitation, the FCPA, the U.K. Bribery Act of 2010 and any other applicable anti-corruption or anti-bribery Law of any Governmental Authority of any jurisdiction applicable to such Subject Company. There is no pending or threatened action, Proceeding or investigation (whether internal or by a Governmental Authority), with respect to any actual or potential violation of any applicable anti-corruption Law relating to any Subject Company. Each Subject Company has in place adequate controls to ensure compliance with any applicable anti-corruption Laws, including but not limited to the “books and records” provisions of the FCPA or other similar provisions in any applicable anti-corruption law.

(ii) The Subject Companies are in compliance, and at all times during the five (5) year period ending on the date hereof have complied, with all applicable Laws relating to the prevention of money laundering of any Governmental Authority applicable to it or its property or in respect of its operations, including, without limitation, all applicable criminal Laws and all applicable financial record-keeping, customer identification, know-your-customer and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (the “Money Laundering Laws”). No action, Proceeding or investment by or before any Governmental Authority involving any Subject Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Subject Companies, threatened.

(iii) The Subject Companies have at all times during the five (5) year period ending on the date hereof been in compliance with all applicable trade Laws, including import and export control Laws, economic/trade embargoes and sanctions, and anti-boycott Laws, and, except as authorized by the applicable Governmental Authority or Governmental Authorities, have not: (A) exported, re-exported, transferred, or brokered the sale of any goods, services, technology, or technical data to any destination to which, or individual for whom, a license or other authorization is required under the U.S. International Traffic In Arms Regulations (22 C.F.R. § 120 et seq.) (“ITAR”), or the Export Administration Regulations (15 C.F.R. § 730 et seq.) (the “EAR”), or the economic sanctions programs administered by the U.S. Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.) (“OFAC”); (B) entered into, funded, financed, or facilitated any activities, business or transaction that is prohibited under any applicable trade Law, including, the ITAR, the EAR, or the economic sanctions programs administered by OFAC; or with or for the benefit of any Person subject to economic or trade sanctions under applicable trade Laws, including but not limited to any Person (1) designated as a Specially Designated National by OFAC, (2) on the Denied Persons, Entity, or Unverified Lists of the U.S. Bureau of Industry and Security or (3) on the Debarred List of the Directorate of Defense Trade Controls of the U.S. Department of State; (C) exported any goods, services, technology, or technical data that have been or will be used for any purposes associated with nuclear activities, missiles, chemical or biological weapons, or terrorist activities, or that have been or will be used, transshipped or diverted contrary to applicable U.S. export controls and economic/trade sanctions; (D) manufactured any defense article (as defined in the ITAR, “Defense Article”), including within the United States, and without regard to whether such Defense Article was subsequently exported, without being registered and in good standing with the Directorate of Defense Trade Controls of the U.S. Department of State; (E) imported any goods except in compliance with the import and customs Laws of the United States, including, but not limited to, Title 19 of the United States Code, Title 19 of the Code of Federal Regulations, and all other regulations administered or enforced by U.S. Customs and Border Protection and the U.S. Department of Commerce; or (F) violated the anti-boycott prohibitions, or failed to comply with the reporting requirements, of the EAR and the Tax Reform Act of 1976 (26 U.S.C. § 999).

(iv) Each Subject Company has in place adequate controls to ensure compliance with all applicable Laws pertaining to the export and import of goods, services, and technology, including, as applicable and without limitation, the EAR, the ITAR, the U.S. economic sanctions administered by OFAC, and any other applicable import and customs Laws. There are no threatened claims, nor presently existing facts or circumstances that would constitute a reasonable basis for any future claims, with respect to exports, imports, or other trade-related activity by any Subject Company or its predecessors.

(p) Full Disclosure. No representation, warranty or other statement made, or other information furnished, by any Subject Company in this Agreement or any other Transaction Document, or in any certificate, written statement or other document previously furnished to the Purchasers by any Subject Company or by any authorized agents of any such Person contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such documents, written statements or certificates not misleading in light of the circumstances in which the same were made. There is no fact known to the Company or any of its Subsidiaries (other than matters of a general economic nature) on the date hereof that the Company or any of its Subsidiaries or any of its or their respective authorized agents have not disclosed to the Purchasers in writing prior to the date of this Agreement that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The properties and assets of the Subject Companies are insured with an Acceptable Insurance Carrier, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties in localities where the applicable Subject Company operates.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby severally and not jointly represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities Laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that stop transfer instructions consistent with the Securities Act and applicable state securities laws will be in place.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser understands and acknowledges that its purchase of the Securities involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Securities. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Reliance on Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act and (ii) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Securities.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect each such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities Laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of LS or other counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer (other than pursuant to an effective registration statement or Rule 144), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on the Securities in the following form, or the inclusion of such other restriction on transfer having the same purpose and effect and as imposed by the Transfer Agent upon instruction by the Company:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge the Securities pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required in connection with any such pledge. At the applicable Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Instruments, whether certificated or uncertificated, evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is otherwise not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of an appropriate instrument, whether certificated or uncertificated, representing Securities issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. The Company shall cause the Transfer Agent to assure that instruments, whether certificated or uncertificated, evidencing Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company as directed by such Purchaser.

(d) If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within five (5) Trading Days after the occurrence of any of (c)(i) through (c)(iii) above a certificate without such legend to the holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (such fifth (5th) Trading Date, the “Delivery Date”), and if on or after such Delivery Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Purchaser’s request and in the Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock that the Company was required to deliver to the Purchaser on the Delivery Date, times (B) the closing bid price of the Common Stock on the date of (1) exercise or (2) the event giving rise to the Company’s obligation to deliver such certificate, as the case may be.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Furnishing of Information; Public Information.

(a) Until the time that no Purchaser owns Securities, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required for the Purchasers to transfer the Securities pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. Except as may be approved by the Majority Purchasers, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent in any such case shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case, the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5 [Reserved].

4.6 Use of Proceeds. The Company shall only use the net proceeds from the sale of the Securities hereunder for the purposes and in the amounts set forth on Exhibit B hereto, and for no other purpose.

4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents, any violations by such Purchaser Parties of state or federal securities Laws, or any conduct by such Purchaser Parties that a court of competent jurisdiction in a final non-appealable order expressly determines constitutes fraud or gross negligence). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with Company Counsel or other counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel for such Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case, the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (a) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (b) to the extent, but only to the extent, that a loss, claim, damage or liability is proximately caused by any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. The Company shall not settle any matter for which indemnification has or may be sought hereunder without the consent of the Majority Purchasers.

4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Securities pursuant to this Agreement.

4.9 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Securities, and will take such other action as is necessary to cause all of the Securities to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.10 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that it will not use the Securities for the purpose of covering a short position in the Common Stock that existed as of the date hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (a) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (b) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities Laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (c) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.11 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D under the Securities Act and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.12 Reserved.

4.13 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.14 Investment Company Act. The Company shall, and shall cause each other Subject Company to, conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act.

ARTICLE V
MISCELLANEOUS

5.1 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.2 Fees and Expenses. Upon the consummation of the Closing, the Company shall pay, or reimburse the Purchasers for, the out-of-pocket expenses incurred by the Purchasers in the preparation, negotiation, execution and delivery of the Transaction Documents, provided, that assuming the Closing occurs on or before July 7, 2017, the reimbursement to FT SOF VII Holdings, LLC for expenses incurred on or before the Closing shall not exceed $75,000, and to all other Purchasers, $10,000 in the aggregate. Except as set forth in the immediately preceding sentence or otherwise expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its legal, financial (including without limitation, fees for fairness and other opinions) and other advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp Taxes and other Taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 for Purchaser Parties.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or Proceeding to enforce any provisions of the Transaction Documents, then in addition to the obligations of the Company under Section 4.8, the prevailing party in such action, suit or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or Proceeding.

5.10 Survival. The representations and warranties contained herein, and the covenants in Article IV, shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such terms, provisions, covenants or restrictions that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents, including obtaining injunctions and such other equity remedies as may be available (without having to post a bond or prove actual damages). The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Independent Nature of Purchasers’ Obligations and Rights. Notwithstanding any other provision herein to the contrary, the obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.

5.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled or transferred. No transfer shall affect any such payment obligations, unless specifically agreed between the transferor and transferee and notice thereof has been given to the Company.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY UNDER ANY OF THE TRANSACTION DOCUMENTS, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ECO-STIM ENERGY SOLUTIONS, INC.		Address for Notice:
2930 W. Sam Houston Pkwy N., Suite 275 Houston, TX 77043 Attn: Chief Executive Officer

By:	/s/ J. Christopher Boswell	Fax:
Name: J. Christopher Boswell
Title: President and Chief Executive Officer

With a copy to (which shall not constitute notice): Vinson & Elkins L.L.P. 2801 Via Fortuna, Suite 100 Austin, TX 78746-7568 Attn: Andrew W. Smetana

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ECO-STIM ENERGY SOLUTIONS, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	FT SOF VII Holdings, LLC

Signature of Authorized Signatory of Purchaser:	/s/ Bryan A. Meyer

Name of Authorized Signatory:	Bryan A. Meyer

Title of Authorized Signatory:	Authorized Signatory

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $13,500,000

Securities: Common Stock

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ECO-STIM ENERGY SOLUTIONS, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Bienville Argentina Opportunities Fund 2.0, LP

Signature of Authorized Signatory of Purchaser:	/s/ Donald Stoltz

Name of Authorized Signatory:	Donald Stoltz

Title of Authorized Signatory:	Partner

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $1,500,000

Securities: Common Stock

EIN Number: _______________________

EXHIBIT A

[Registration Rights Agreement]

EXHIBIT B

Use of Proceeds

The Company shall only use the net proceeds of this offering as set forth below, and for no other purpose:

Amount	Purpose
Argentina Operations
Up to 50% of net proceeds	Capital expenditures for equipment purchases and related working capital purposes
United States Operations
No less than 50% of net proceeds	Capital expenditures for equipment purchases and related working capital purposes

Reasonable attorney fees and expenses incurred by the Company in connection with the transactions contemplated by the Agreement.

Reimbursement of Purchaser expenses in accordance with the terms of Section 5.2.